UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 22nd, 2016

AB INTERNATIONAL GROUP CORP.

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(Exact name of Registrant as specified in its charter)

Nevada	33-199238	37-1740351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

AB International Group Corp.

2360 Corporate Circle, Suite 400

Henderson, Nevada 89074

(Address of principal executive offices)

+852 635 91332

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 – CHANGE IN CONTROL OF REGISTERANT.

On January 22nd, 2016, Mr. Jianli Deng closed a transaction in which he purchased a total of 2,800,000 shares of restricted stock of the Company, representing 83% of the shares in the Company from Beken Aitbaev, the former Director for a total of for $150,000.00.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On January 22nd, 2016, Beken Aitbaev resigned his official position as Director of the Corporation, also on January 22nd, 2016 the shareholders of the Corporation voted Jianli Deng as Director of the Company.

Mr. Deng, 23, is a producer of numerous international film and music productions involving mixed media. He is the creator of a mobile phone application which brings video merging functions containing sophisticated video editing technology normally utilized by computers to the smart phone. Mr. Deng attended Hong Kong Open University where he studied music marketing and management.

Additionally on the same day the Company appointed Guangyu Liu as Secretary.

ITEM 9.01 - EXHIBITS

(d) Exhibits.

Exhibit #	Description

10.1	Shareholder’s Resolution Appointing New Directors

10.2	Shareholder’s Resolution Appointing Secretary

10.3	Resignation of Beken Aitbev

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2016

AB INTERNATIONAL GROUP CORP.

/s/  Jianli Deng

Jianli Deng, Director, CEO